Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, New Mountain GP, LLC, New Mountain Investments, L.P., New Mountain Partners, L.P., New Mountain Affiliated Investors, L.P., Steven B. Klinsky and New Mountain Capital, L.L.C., hereby agree and acknowledge that the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.  The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  May 9, 2008

NEW MOUNTAIN GP, LLC
By:	/s/ Steven B. Klinsky
Steven B. Klinsky
Member
NEW MOUNTAIN INVESTMENTS, L.P. By: New Mountain GP, LLC, its general partner
By:	/s/ Steven B. Klinsky
Steven B. Klinsky
Member
NEW MOUNTAIN PARTNERS, L.P. By: New Mountain Investments, L.P., its general partner By: New Mountain GP, LLC, its general partner
By:	/s/ Steven B. Klinsky
Steven B. Klinsky
Member

NEW MOUNTAIN AFFILIATED INVESTORS, L.P. By: New Mountain GP, LLC, its general partner
By:	/s/ Steven B. Klinsky
Steven B. Klinsky
Member

By:	/s/ Steven B. Klinsky
Steven B. Klinsky

NEW MOUNTAIN CAPITAL, L.L.C.
By:	/s/ Steven B. Klinsky
Steven B. Klinsky
Chief Executive Officer